UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                            FORM S-3
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      WESTVACO CORPORATION
     (Exact name of registrant as specified in its charter)

                            Delaware
(State or other jurisdiction of Incorporation or organization)

                           13-1466285
              (I.R.S. Employer Identification No.)

                        299 Park Avenue
                    New York, New York 10171
                          212-688-5000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

       JOHN W. HETHERINGTON, Vice President and Secretary
                      WESTVACO CORPORATION
                        299 Park Avenue
                    New York, New York 10171
                          212-688-5000
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Wendell L. Willkie, II, Esq. Senior Vice President and
                        General Counsel
                      Westvaco Corporation

      Approximate date of commencement of proposed sale to the public:
                  From time to time after the
          effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment or interest
reinvestment plans, check the following box.    [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                 Calculation of Registration Fee
                                                   Proposed
  Title of each                   Proposed          maximum
class of securities  Amount        maximum         aggregate
      to be           to be        offering        offering       Amount of
   registered      registered    price per unit*     price    registration fee

  Common Stock,
   par
   value $5.00    500,000 shares    $30.53        $15,265,000     $4,503.18

*Estimated solely for the purpose of determining the registration fee.



PROSPECTUS

                      WESTVACO CORPORATION
                WESTVACO INVESTOR SERVICES PLAN

Westvaco Corporation ("Westvaco" or the "Company") hereby offers participation in the Westvaco Investor Services Plan (the "Plan"), a plan designed to provide investors with a convenient method to purchase and sell shares of Westvaco Corporation common stock ("Westvaco Stock"), to reinvest all or a portion of the cash dividends paid on Westvaco Stock, and to deposit for safekeeping shares of Westvaco Stock owned by participants in the
Plan.   This Plan will replace the Westvaco Corporation Dividend
Reinvestment Plan.   Current participants in that plan
automatically continue in this Plan.

This prospectus relates to 500,000 shares of Westvaco Stock to be
offered for purchase under the Plan.   The average price of
Westvaco stock on April 24, 1998 was $30.53 per share.


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


No person has been authorized to give any information or to make any representation other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, The
Bank of New York, or the Plan.   This prospectus does not
constitute an offer to sell, or a solicitation of an offer to buy, any securities other than those to which it relates, or an offer or solicitation with respect to those securities to which it relates to any person in any jurisdiction where such offer or
solicitation would be unlawful.   Neither the delivery of this
prospectus nor any sale made hereunder shall, under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.


       The date of this Prospectus is May 1, 1998.



        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:
a) The description of common stock of Westvaco Corporation contained in the Company's Registration Statement on
         Form 10, including any amendment or report filed for the purpose of updating such description, filed under the Securities Exchange Act of 1934.
b)       The latest Annual Report on Form 10-K of Westvaco
         Corporation for the fiscal year     ended October 31, 1997,
         except for net income per share data which has been restated in the Summary of Financial Information on page
         4.
c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1998.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be a part hereof from the date of filing of such documents.

The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, upon request of such person, a copy (without exhibits) of any or all documents incorporated by reference in this Prospectus. Written requests for such copies should be addressed to John W. Hetherington, Vice President and Secretary, Westvaco Corporation, 299 Park Avenue, New York, New York 10171. Telephone requests may be directed to
(212) 688-5000.
                     AVAILABLE INFORMATION
The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Section of the Commission at 450 5th Street, NW, Washington, DC; 500 West Madison Street,Suite 1400, Chicago, Illinois; and Seven World
Trade Center, New York, New York.   Copies of such material can
be obtained by mail from the Public Reference Section of the Commission at 450 5th Street, NW, Washington, DC 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission at http://www.sec.gov.
In addition, such material can be examined at the offices of the New York, Chicago and Pacific Stock Exchanges.

                       TABLE OF CONTENTS
The Company                          Purchases
Summary of Financial Information     Safekeeping
Use of Proceeds                      Costs
Features                             Income Taxes
Definitions                          Report to Participants
Status of Plan                       Dividends
Purpose                              Discontinuation of
                                      Dividend Reinvestment
Participation                        Other Information
Direct Purchase                      Contacts for Forms and
                                       Information
Dividend Reinvestment                Legal Matters
Optional Cash Payments               Independent Accounts
Withdrawal of Plan Shares            Plan of Distribution


                          THE COMPANY

Westvaco Corporation is one of the major producers of paper and paperboard in the United States. It converts paper and paperboard into a variety of end-products, manufactures a variety of specialty chemicals, produces lumber, sells timber from its timberlands and is engaged in land development. In Brazil, it is a major producer of paperboard and corrugated packaging for the markets of that country and also operates a folding carton plant. It operates as well a folding carton plant in the Czech
Republic.   It also exports products from the United States,
Brazil and the Czech Republic to other countries throughout the world.

Westvaco was incorporated in 1899 under the laws of Delaware as West Virginia Pulp and Paper Company; its name was changed to Westvaco Corporation on March 3, 1969. The principal executive offices of Westvaco are located at 299 Park Avenue, New York, New York 10171, and its telephone number at that address is (212) 688-5000. For shareholder matters, outside of New York City,
call toll free (800) 432-9874.   Westvaco also maintains a Web
site at http://www.Westvaco.com.

                SUMMARY OF FINANCIAL INFORMATION

The following is a summary of certain information of the Company and its consolidated subsidiaries. With the exception of the inclusion of earnings to fixed charges and the net income per share data, the following amounts were derived from the Company's consolidated financial statements and other financial data contained in its Annual Report on Form 10-K for the year ended October 31, 1997 and its Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1998 (see "Incorporation of Certain Documents by Reference"). The information for three-month periods ended January 31, 1997 and 1998 is unaudited and, in the opinion of the Company's management, all adjustments (consisting of normal recurring accruals) necessary for a fair statement of the results of operations have been reflected therein. Effective November 1, 1997, the Company adopted the requirements of Statement of Financial Accounting Standards No. 128 "Earnings per Share" (SFAS 128). In connection with the adoption of this standard, the net income per share data for the years ended October 31, 1993-1997 have been restated to be in accordance with the provisions of SFAS 128.

        (In thousands, except per share data and ratios)


                            Year Ended October 31,


                      1993        1994         1995         1996         1997

Sales           $2,344,560  $2,607,474   $3,272,447   $3,045,450   $2,982,288
Net income      $  104,341  $  103,606   $  280,836   $  212,156   $  162,700

Net income per
 common share
     - Basic    $    1.04*  $     1.03   $   2.78**    $    2.09   $     1.60
Net income per
 common share
     - Diluted  $    1.04*  $     1.03   $   2.76**    $    2.07   $     1.58
Ratio of earnings
  to fixed charges   1.48         2.25       4.90           3.73         2.67


                                Three Months
                                   Ended
                                 January 31,
                                 (Unaudited)


                              1997         1998
Sales                     $736,355     $702,113
Net income                $ 35,510     $ 32,516

Net income per
common share
    -Basic                $   0.35     $   0.32
Net income per
common share
    -Diluted              $   0.35     $   0.32

Ratio of earnings
  to fixed  charges           2.69         2.31


* The 1993 fiscal year includes income of $.55 per share from the adoption of three new accounting standards required by the FASB, a special charge for restructuring of $.26 per share, a provision of $.13 per share for the impact of an increase in the federal income tax rate and an extraordinary charge of $.07 per share for the extinguishment of high interest rate debt; all per share amounts are the same for basic and diluted.

** The 1995 fiscal year includes an extraordinary charge of $.02 per share (basic and diluted) for the extinguishment of high interest rate debt.

                        USE OF PROCEEDS

The Plan provides for, and the Company currently contemplates, the issuance of Westvaco Stock directly from the Company either from shares held in the Company's treasury or as newly issued shares. The Plan also provides for the purchase of Westvaco Stock on the open market by an agent independent of the Company.
 To the extent that shares of Westvaco Stock are purchased directly from the Company, the net proceeds are expected to be used for general corporate purposes. The Company cannot estimate the number of shares of Westvaco Stock that the Company will sell through the Plan or the prices at which such shares will be sold. Should Plan shares be purchased on the open market, the Company will not receive any of the proceeds from the sale of such shares.

                             FEATURES

If you do not own shares of Westvaco Stock:

Direct Purchase of Initial Shares. You may enroll in the Plan and make an initial purchase of Westvaco Stock by contributing between $250 and $5,000. There is an enrollment fee of $7.50 for persons not owning Westvaco Stock.

If you own Westvaco Stock:

Reinvestment of Dividends. You may have cash dividends on some or all of your Westvaco Stock automatically reinvested without payment of any brokerage commission or service charge. Your funds will be fully invested because fractions of shares, as well as whole shares, will be credited to your account.

Optional Cash Investments. You may invest in additional shares of Westvaco Stock by making optional cash payments of not less than $25 each up to a maximum total of $5,000 per calendar quarter, without payment of any brokerage commission or service charge.

Safekeeping of Stock. You may obtain the security of safekeeping for all of your Westvaco Stock, with the opportunity to sell any such shares through the Plan should you at some time wish to do so.

                          DEFINITIONS

A description of the Plan in question and answer form follows.
In reading this description, it is helpful to note the following additional definitions:


BNY - The Bank of New York which is the administrator of the Plan and the custodian of shares purchased under the plan.

Certificated Shares - Shares represented by stock certificates issued to you in your own name and which are in your physical possession.

Enrolled Shares - Certificated Shares which are enrolled in the Plan for purposes of reinvesting dividends and making optional cash contributions.

Plan Shares - Shares you acquired by initial direct investment, reinvested dividends or optional cash contributions, as well as shares you deposited with BNY for safekeeping, and which are held for you by BNY in its name with no certificates issued to you.

                          STATUS OF PLAN

 1.  Is this a new Plan?

     Yes.   The new Plan will incorporate all of the features
     and improvements in the Westvaco Dividend Reinvestment Plan which was created in 1973, plus the initial purchase feature.

 2. Does a present participant need to enroll again to continue participation?

    No.  Present participants will be continued automatically.

                             PURPOSE

 3. What is the purpose of the Plan?

    The purpose of the Plan is to provide investors with a convenient method of making an initial purchase of Westvaco Stock and to provide eligible Westvaco shareholders with opportunities to increase their investment as well as safeguard their shares.

                         PARTICIPATION

 4.        Who is eligible to participate?

    The direct purchase of initial shares may be made by any investor who does not own Westvaco Stock and is of majority age and otherwise legally qualified to own stock. If you are already a holder of record of shares of the Westvaco
    Stock and have Certificated Shares you are eligible to participate in the other features of the Plan. If your shares are registered in a name other than your own name (e.g., in the name of a broker or bank nominee) you must either become a shareholder of record by having such shares transferred into your own name, make appropriate arrangements with the holder of such shares, or acquire shares by direct purchase in the same manner as someone who does not own any shares of Westvaco stock.


                         DIRECT PURCHASE

 5. How do I purchase shares directly if I don't currently own shares?

    Contact The Bank of New York at the address and number provided after Question #24 and request a purchase form. A purchase may be made in any amount ranging from $250 to a maximum of $5,000. There is an enrollment fee of $7.50.

 6. If I purchase my initial shares directly from the Plan, am I required to subsequently reinvest dividends?

    No. You can withdraw your shares from or you can leave your shares in the Plan without reinvesting any dividends.

                      DIVIDEND REINVESTMENT

 7. How does an eligible shareholder participate in dividend reinvestment?

    If you are eligible to participate, you may join the Plan at any time by signing an authorization card and mailing it to The Bank of New York. Instructions for obtaining and sending an authorization card are provided following
    Question #24.

 8. When will dividend reinvestment start?

    If the authorization card is received prior to the record date for an upcoming dividend, reinvestment will commence with that dividend payment. If the authorization card is received after the record date, reinvestment of dividends will commence with the next dividend. Shares may be deposited in the Plan for safekeeping at any time.

 9. Is partial reinvestment possible under the Plan?

    Yes. If you wish you may designate the dividends on only some of your shares to be reinvested under the Plan.

                      OPTIONAL CASH PAYMENTS

10. Who is eligible to make optional cash payments?

    Once enrolled in the Plan, you have the option of sending BNY a check or money order for at least $25 to purchase additional Westvaco Stock. The total of such optional cash payments may not exceed $5,000 per calendar quarter, including any initial direct purchase. Checks must be unendorsed, drawn originally to The Bank of New York on a
    United States bank, and payable in U.S. dollars.   Third
    party checks and checks not drawn on a U.S. bank and payable in U.S. dollars will be rejected and returned to the
    participant.   Should any checks be presented and returned
    unpaid, BNY will reverse the credit of shares purchased for an account and sell additional shares from such account to satisfy any deficiencies.



11. When will optional cash payments received by BNY be invested?

    Optional cash payments will be invested at least weekly, but possibly as often as daily, depending on the volume of transactions, on the Investment Date as defined in the answer to Question #13. Under no circumstances will interest be paid on optional cash payments. You are therefore strongly urged to transmit any optional cash payments so as to be received by BNY as close as possible in advance of the Investment Date, but not less than two (2) business days in advance of such date.

                    WITHDRAWAL OF PLAN SHARES

12. Can certificates be obtained for shares of Westvaco Stock purchased or deposited for safekeeping under the Plan?

    Shares of Westvaco Stock purchased under the Plan and shares deposited for safekeeping with BNY will be held as Plan Shares in the name or in an account maintained by BNY. Certificates for any number of shares held for you will be issued upon your request for withdrawal of such shares from the Plan. Using the tear-off stub attached to the bottom of each statement will expedite your request. No certificates will be issued for fractional shares. Any remaining full and fractional shares will remain Plan Shares credited to your account.

                            PURCHASES

13. At what price and when will shares of Westvaco Stock be purchased under the Plan?

    The purchase price of Westvaco Stock purchased initially by persons not owning Westvaco shares, and by participants in the Plan either reinvesting dividends or making optional cash payments, will vary depending on the source of such shares. Shares purchased on the open market will be priced at the actual market price at the time of purchase. Purchases are usually made through BNY ESI & Co., a wholly owned subsidiary of The Bank of New York Company, Inc. Shares purchased from the Company will be priced at the average of the high and the low sales prices reported on the New York Stock Exchange on the Investment Date.

    The Investment Date is normally the first business day of the week. If an Investment Date falls on a day on which the New York Stock Exchange is closed, the Investment Date will be the next trading day. In those months in which a dividend is paid, the Investment Date will be the dividend payable date.

14. How many shares will be purchased for participants?

    The number of shares purchased is determined by the amount of cash submitted or dividends reinvested divided by the purchase price of the shares. Accounts will be credited with that number of shares, including fractions computed to four decimal places.

                           SAFEKEEPING

15. May Westvaco shares be sent to BNY for safekeeping?

    Yes. You may deposit free of charge any or all of your Westvaco Certificated Shares with BNY for safekeeping without choosing to reinvest dividends. If you wish to use this safekeeping service, you should complete the appropriate box on the authorization card and return it to BNY together with your certificate or certificates. Delivery of certificates is at the risk of the shareholder and, for delivery by mail, registered and insured mail with return receipt requested is recommended. The insured value should be at least 2% of the market value of the shares represented by each certificate to cover the cost of certificate replacement in case of loss. You may withdraw some or all of your shares from safekeeping without charge at any time and such shares my also be sold simply by giving instructions to BNY. Sales will be at the market price and will be subject to a brokerage commission. Use of the tear-off stub attached to the bottom of your statement will expedite your request.

                              COSTS

16. Are there any costs to participants in connection with the Plan?

    There is an enrollment fee of $7.50 if you do not own Westvaco Stock and wish to make an initial purchase of
    shares.   As a participant you will incur no brokerage
    commissions or service charges in connection with purchases made under the Plan. There are also no charges for depositing shares for safekeeping in the Plan. A brokerage commission will be charged on the sale of shares, including those shares acquired in the Plan through initial purchase, dividend reinvestment and optional cash payments, as well as on the sale of those shares deposited in the Plan for safekeeping, which will be deducted from the proceeds.

                           INCOME TAXES

17. What are the income tax consequences to participants in the Plan?

    Your dividends reinvested under the Plan continue to be taxable for income tax purposes as if you had received a cash dividend on the dividend payable date.

    You will not realize any taxable income when certificates for whole Plan Shares credited to your account are delivered to you. However, if you receive a cash payment at any time for a fractional share credited to your account, you will realize a gain or loss with respect to such fraction. You will also realize a gain or loss upon a sale of shares by you of Plan Shares. The amount of such gain or loss, which may have tax consequences, will be the difference between the amount which you received for such shares and the cost basis. Tax consequences with respect to shares deposited under the Plan for safekeeping will be the same as if the
    certificates were still held by you.   For specific
    information and advice it is suggested that you consult your tax advisor.


                      REPORT TO PARTICIPANTS

18. What kind of reports will be sent to participants?

    As soon as practicable after the initial purchase of shares, the reinvestment of your dividends or the investment of any optional cash contributions, you will receive a statement confirming the purchases made and setting forth the number of shares purchased, the cost per share, and the total shares credited to your account under the Plan. Such statement will also show the number of any shares held for you in safekeeping as part of the total held for you by BNY. If you just have shares held for safekeeping, and no dividends are reinvested or optional payments invested, you will receive a confirmation when your shares are received for safekeeping and a statement of your safekeeping account annually thereafter. It is important to preserve all of these statements as part of your financial records.

                            DIVIDENDS

19. Will participants be credited with dividends on Plan Shares?

    Dividends in cash on shares held just for safekeeping will be sent directly to you. Cash dividends on all other shares of Westvaco stock in the Plan, including fractional shares credited to your account under the Plan, whether such shares were purchased with reinvested dividends or optional cash payments, will automatically be reinvested for you in additional shares of common stock. This will continue until and unless you instruct BNY to discontinue reinvestment of dividends on all shares.

             DISCONTINUATION OF DIVIDEND REINVESTMENT

20. How does a participant discontinue reinvesting dividends?

    If you wish to stop reinvesting dividends, you must notify BNY or the address set forth after Question #24. It is recommended that you use the tear-off stub attached to the bottom of your statement which will help expedite your request. Thereafter, dividends will be paid in cash on the payable dates. If you stop reinvesting all dividends, and do not use any other Plan feature, BNY may cause a certificate to be delivered to you for all full shares previously purchased for you and held by BNY for your account. Alternatively, if you so request, BNY will sell such shares as soon as practicable and send to you the proceeds, less the applicable brokerage commission. In every case, any interest in fractional shares will be adjusted in cash at the then current market value of the Westvaco shares.

                        OTHER INFORMATION

21. What happens if Westvaco has a common stock rights offering, issues a stock dividend or declares a common stock split?

    In the event that Westvaco makes available to its shareholders rights to purchase additional shares, debentures or other securities, including rights issued under a shareholder rights plan, the benefits of such rights will be made available to participants in the Plan. Stock dividends or split shares, if any, distributed by the Company will be credited to the participant's account as Plan Shares. Transaction processing may be curtailed or suspended between the record date and the distribution date for all stock dividends, stock splits and rights offerings.

22. How will a participant's Plan Shares be voted at a meeting of shareholders?

    BNY will vote all full shares held in your account in accordance with a proxy returned by you. If you do not return a proxy, BNY will not vote such shares.

23. What about transfers between accounts?

    Shares may be transferred from an existing account to a new account or to another existing account. All holders named in the current registration must sign the transfer instructions and have their signatures guaranteed by a bank, broker or financial institution that is a member of the Signature Guarantee Medallion program.

    A completed enrollment form is required for the new participant, including the form of registration, taxpayer identification number, and mailing address. There is no service fee for issuing certificates or transferring shares from a Plan account to other existing Plan accounts, however, a one-time initiation fee of $7.50 will be charged for each new account. A check for this amount payable to The Bank of New York should be sent with the enrollment form to the Plan Administrator.

    Unless otherwise directed in writing, the credited account will automatically be enrolled in the Plan with all dividends reinvested. Contact BNY for further instructions.

24. What are the responsibilities of Westvaco and BNY under the Plan?

    Westvaco and BNY will not be liable under the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, for any claims with respect to the prices at which shares are purchased or sold for the participant's account, or the time at which such transactions are made.

    Participants should recognize that neither the Company nor BNY can provide any assurance of a profit or any protection against loss on shares purchased or sold under the Plan due to market changes.

25. May the Plan be changed or discontinued?

    While Westvaco hopes to continue the Plan indefinitely, the Company reserves the right to suspend, terminate or modify the Plan at any time. Participants will be notified of any such suspension, termination or modification. Upon termination of the Plan, any uninvested optional cash payments will be returned, certificates for whole Plan Shares will be issued, and a cash payment will be made for any fractional shares credited to a participant's account. Such cash payment will be based on the average of the high and low prices of the Company's stock as reported on the New York Stock Exchange for such date as is set forth in the notice of termination.

                CONTACTS FOR FORMS AND INFORMATION

    If you are a holder of record of Westvaco stock you may join the Plan at any time by signing an authorization card and mailing it to the following address:

                       The Bank of New York
                 Dividend Reinvestment Department
                          P. O. Box 1958
                      Newark, NJ 07101-9774

An authorization card may be obtained from The Bank of New York by calling 1-800-432-0140 or by writing The Bank of New York, c/o Investor Relations Department, P. O, Box 11258, New York, NY
10286-1258.

You may also obtain an authorization card by writing to John W.
Hetherington, Vice President and Secretary, Westvaco
Corporation, 299 Park Avenue, New York, NY 10171. You may also call (212) 688-5000 or, outside of New York City, toll-free
(800) 432-9874.

If you are not a Westvaco shareholder and wish to make an initial purchase, contact The Bank of New York at the telephone number or New York address set forth above for information and forms.

                         LEGAL MATTERS

The legality of the Securities offered hereby has been passed upon for the Company by Wendell L. Willkie, II, Esq., Senior Vice President and General Counsel of the Company. Mr. Willkie is the beneficial owner of shares of the Company's common stock held in trust under the Westvaco Savings and Investment Plan for Salaried Employees. He is also the recipient of stock options and limited stock appreciation rights granted by the Company.

                    INDEPENDENT ACCOUNTANTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended October 31, 1997, and the Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1998, have been audited by Price Waterhouse LLP, independent accountants, as stated in their report appearing therein.

                      PLAN OF DISTRIBUTION

The shares of Westvaco Stock offered hereby will be offered directly to Plan participants without underwriters as described on this prospectus.




        PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution*

  Securities and Exchange Commission
   registration fee                              $   4,503.18
  Printing                                          15,000.00
  Accounting services                                4,500.00
  New York, Chicago and Pacific Stock
   Exchanges listing fees                            6,000.00
  Miscellaneous                                      2,000.00
  Total                                             32,003.18

 *All amounts are estimates, other than the registration fee, and such amounts will be paid by Registrant.

Item 15.  Indemnification of Directors and Officers.

The General Corporation Law of the State of Delaware, Section 145, as amended, permits the registrant to indemnify any person "who was or is a party or is threatened to be made a party" to any proceeding by his relationship to the registrant "if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests" of the registrant. Expenses may be paid in advance and insurance may be carried by the registrant.

Article II. Section 14 of the Registrant's Bylaws provides as follows:

"Each director, officer and employee, past or present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a director, officer or employee of another corporation and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent provided by, the provisions ofthe General Corporation Law of the State of Delaware as it may from time to time be amended. Each agent of the Corporation and each person who serves or may have served at the request of the Corporation as an agent of another corporation, or as an employee or agent of any partnership, joint venture, trust or other enterprise may, in the discretion of the Board of Directors, be indemnified by the Corporation to the same extent as provided herein with respect to directors, officers and employees of the Corporation".

The Registrant has purchased one or more insurance policies insuring officers and directors of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, and insuring the Registrant against any payment which it is obligated to make to such persons under the indemnification provisions of its Bylaws. The Registrant has also entered into agreements with each of its officers and directors providing them with a right of indemnification.


Item 16.  Exhibits.

EXHIBIT 1    Underwriting agreement.  Not applicable.

EXHIBIT 2    Plan of acquisition, reorganization, arrangement,
            liquidation or succession.
                 Not applicable.

EXHIBIT 4    Instruments defining the rights of security
              holders, including indentures.

             (a) Amended Restated Certificate of Incorporation for Westvaco Corporation dated April 1997, previously filed as Exhibit 3(i) to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1997, File
                  No. I-3013, incorporated herein by reference.

             (b) Amended and Restated Credit Agreement dated as of September 19, 1997, among Westvaco Corporation, the bank signatories listed therein, Morgan Guaranty Trust Company of New York, as Administrative Agent, Documentation Agent and Co-Agent and The Bank of New York, as Syndication Agent and Co-Agent, previously filed as Exhibit 4a to the Company's Form 10-K for the fiscal year ended October 31, 1997, File No. 1-3013, incorporated by reference.

             (c) Form of Indenture, dated as of March 1983, between Westvaco Corporation and The Bank of New York (formerly Irving Company), as trustee, previously filed as Exhibit 2 to the Company's Registration Statement on Form 8-A, File No. 1-3013, dated January 24, 1984.

             (d) Rights Agreement dated as of September 23, 1997, between Westvaco Corporation and The Bank of New York previously filed as Exhibit 1 to the Company's Form 8-A dated October 31, 1997, File No. 1-3013, incorporated herein by reference.

             (e) Indentures with respect to other long-term debt, none of which exceeds 10 percent of the total assets of the Company and its subsidiaries on a consolidated basis, are not
                  attached.   (The Company agrees to furnish a
                  copy of such documents to the Securities and Exchange Commission upon request.)

EXHIBIT 5       Opinion re legality.
  and
EXHIBIT 23(a) Opinion of Legal Counsel, Wendell L. Willkie,II, Esq., dated April 29, 1998.

EXHIBIT 8       Opinion re tax matters.
                  Not applicable.

EXHIBIT 12   Statement re computation of ratios.
                  Not applicable.

EXHIBIT 15   Letter re unaudited interim financial information.
                  Not applicable.

EXHIBIT 23   (b)  Consent of Independent Accountants.

EXHIBIT 24   Powers of Attorney.

EXHIBIT 25   Statement of eligibility of trustee.
                  Not applicable.

EXHIBIT 26   Invitations for competitive bids.
                  Not applicable.

EXHIBIT 27   Financial Data Schedule.
                  Not applicable.

EXHIBIT 99  Additional exhibits.
                  None.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Westvaco Corporation certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 29th day of April 1998.

                       WESTVACO CORPORATION


                 By      John A. Luke, Jr.
                         Chairman, President and Chief
                         Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:


John A. Luke, Jr.        Chairman, President and
                         Chief Executive Officer     April 29, 1998



Principal Financial Officer:

James E. Stoveken, Jr.   Senior Vice President       April 29, 1998



Principal Accounting Officer:

John E. Banu             Comptroller                 April 29, 1998



Samuel W. Bodman III       Douglas S. Luke       Constituting At
W. L. Lyons Brown, Jr.     John A. Luke, Jr.     Least A Majority
Thomas W. Cole, Jr.        William R. Miller     Of The Directors
David L. Hopkins, Jr.      Richard A. Zimmerman
Rudolph G. Johnstone Jr.


By John W. Hetherington
   Attorney-in-Fact                                  April 29, 1998


                          EXHIBIT INDEX


Exhibit No.                Description

   4(a) Amended Restated Certificate of Incorporation for Westvaco Corporation dated April 1997, previously filed as Exhibit 3(i) to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1997, File No. I-3013, incorporated herein by reference.

   5 & 23(a) Opinion of Legal Counsel, Wendell L. Willkie, II dated April 29, 1998.

   23(b)     Consent of Independent Accountants.

   24(a) Powers of Attorney dated April 28, 1998, signed by members of the Board of Directors of Westvaco (Samuel W. Bodman III, Rudolph G. Johnstone, Jr.,John A. Luke, Jr., W. L. Lyons Brown, Jr., Thomas W. Cole, Jr., David L. Hopkins, Jr., Douglas
             S. Luke,William R. Miller, and Richard A.
             Zimmerman)authorizing John A. Luke, Jr., John W. Hetherington,and James E. Stoveken, Jr. to sign on their behalf in executing registration documents pertaining to this Plan.

   24(b) Powers of attorney, dated April 28, 1998, signed by member of the Board of Directors of Westvaco, John A. Luke, Jr. authorizing Wendell L. Willkie, II, John W. Hetherington, and
             James E. Stoveken, Jr. to sign on his behalf in executing registration documents pertaining to this Plan.




                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                            FORM S-3
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      WESTVACO CORPORATION
     (Exact name of registrant as specified in its charter)

                            Delaware
(State or other jurisdiction of Incorporation or organization)

                           13-1466285
              (I.R.S. Employer Identification No.)

                        299 Park Avenue
                    New York, New York 10171
                          212-688-5000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

       JOHN W. HETHERINGTON, Vice President and Secretary
                      WESTVACO CORPORATION
                        299 Park Avenue
                    New York, New York 10171
                          212-688-5000
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Wendell L. Willkie, II, Esq. Senior Vice President and
                        General Counsel
                      Westvaco Corporation


                            EXHIBITS






                                            EXHIBIT 5 and 23(a)




                                April 29, 1998

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington DC  20549

Dear Sir/Madam:

As General Counsel of Westvaco Corporation, I am familiar with the Westvaco Corporation Investor Services Plan (the "Plan"), and with the legal matters involving its adoption and implementation.

It is my opinion that the Plan has been validly authorized and adopted by Westvaco and that any shares of Westvaco Corporation common stock of the par value of $5 per share ("Westvaco Common Stock") issued or sold by Westvaco Corporation to the administrator of the Plan pursuant to the provisions of the Plan are legal shares, have been validly issued, and are fully paid and nonassessable.

It is also my opinion that there are no orders or proceedings required by any federal or state regulatory authorities which are prerequisite to the issuance or sale of unissued shares of Westvaco Common Stock by Westvaco Corporation to the administrator of the Plan.

I consent to the filing of this opinion letter as an exhibit to any registration statements under the Securities Act of 1933, or post-effective amendments thereto, registering Westvaco Common Stock to be issued or sold in connection with the Plan. I further consent to any reference to this opinion in any prospectus which is part of any such registration statement or post-effective amendment.

In addition to being General Counsel, I am a Senior Vice President of Westvaco. I am also the beneficial owner of Westvaco Common Stock purchased under the Westvaco Savings and Investment Plan for Salaried Employees. In addition, I have also been awarded and have outstanding stock options and limited stock appreciation rights under the corporation's several stock option plans.

                         Very truly yours,


                         Wendell L. Willkie, II
                          Senior Vice President
                            and General Counsel






                                              EXHIBIT 23(b)




              CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 18, 1997, which appears on page 33 of the 1997 Annual Report to Shareholders of Westvaco Corporation, which is incorporated by reference in Westvaco Corporation's Annual Report on Form 10-K for the year ended October 31, 1997.




Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York
April 29, 1998







                                                EXHIBIT 24(a)





                      POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of WESTVACO CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint JOHN A. LUKE, JR., JOHN W. HETHERINGTON and JAMES E. STOVEKEN, JR., and each of them severally, acting alone and without the other and with full power of substitution, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which such attorneys-in-fact and agents may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of the Westvaco Corporation Investor Services Plan, and the securities issued thereunder, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as director of the Company to a Registration Statement, and any amendment thereto, filed with the Securities and Exchange Commission in respect of such securities and to any instrument or document filed as a part of, as an exhibit to, or in connection with such Registration Statement, or any such amendment; and the undersigned does hereby ratify and confirm as his or her own act and deed all that such attorneys-in-fact and agents shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has subscribed this Power of Attorney this 28th day of April, 1998.




                              --------------------------
                              Director


      In the presence of:

      _________________________________









                                                EXHIBIT 24(b)


                      POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of WESTVACO CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint WENDELL L. WILLKIE, II, JOHN
W. HETHERINGTON and JAMES E. STOVEKEN, JR., and each of them severally, acting alone and without the others and with full power of substitution, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which such attorneys-in-fact and agents may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange
Commission in respect thereof, in connection with the registration under said Act of the Westvaco Corporation Investor Services Plan, and the securities issued thereunder, including specifically, but without limiting the generality of the foregoing, the power and authority to sign, for and on behalf of the undersigned, the name of the undersigned as director of the Company to a Registration Statement, and any amendment thereto, filed with the Securities and Exchange Commission in respect of such securities and to any instrument or document filed as a part of, as an exhibit to, or in connection with such Registration Statement, or any such amendment; and the undersigned does hereby ratify and confirm as his or her own act and deed all that such attorneys-in-fact and agents shall do or cause to be done by virtue thereof. IN WITNESS WHEREOF, the undersigned has subscribed this Power of Attorney this 28th day of April, 1998.



                      ________________________________
                                   Director


     In the presence of:



     ____________________________